UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

COLEY PHARMACEUTICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51472	06-1506689
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

93 Worcester Street, Suite 101

Wellesley, MA 02481

(781) 431-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 15, 2007, Coley Pharmaceutical Group, Inc., a Delaware corporation (“Coley”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pfizer Inc., a Delaware corporation (“Pfizer”) and Coley Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Pfizer (“Merger Sub”). Pursuant to the Merger Agreement, and subject to its terms and conditions, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of Coley (“Coley Common Stock”). In the Offer, each Coley stockholder will receive for each share of Coley Common Stock validly tendered and not withdrawn, $8.00 in cash, net to the selling stockholders in cash, without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in the Merger Agreement.

On November 16, 2007, Coley and Pfizer issued a joint press release and a letter to employees relating to the Merger Agreement. Copies of the press release and the employee letter were previously furnished on Schedule 14D-9C, dated November 16, 2007.

The Merger Agreement provides that the Offer will commence within 10 business days after the date of initial public announcement of the Merger Agreement, and will remain open for at least 20 business days. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Coley (the “Merger”) and Coley will become an indirect wholly-owned subsidiary of Pfizer. At the effective time of the Merger, each issued and outstanding share of Coley Common Stock (the “Shares”) (other than Shares owned by Coley, Pfizer or Merger Sub, and Shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically converted into the right to receive the Offer Price in cash, without interest, as set forth above.

The Merger Agreement includes customary representations, warranties and covenants of Coley, Pfizer and Merger Sub. Coley has agreed to operate its business in the ordinary course until the Offer is consummated. Coley has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Coley and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both Coley and Pfizer and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Coley may be required to pay to Pfizer a termination fee of $9.5 million.

Merger Sub’s obligation to accept for payment and pay for shares of Coley Common Stock tendered in the Offer is subject to customary conditions, including, among other things: (i) at least a majority of the outstanding shares of Coley Common Stock on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn (the “Minimum Condition”) and (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act. Coley shareholders holding approximately 27% of the Coley Common Stock have entered into agreements to tender their shares in the Offer.

Subject to the terms of the Merger Agreement, Coley has granted Merger Sub an option to purchase that number of newly-issued Shares that is equal to one share more than the amount needed to give Merger Sub ownership of 90% of the outstanding Coley Common Stock on a fully-diluted basis (the “Top-Up Option”). The Top-Up Option is exercisable only if, among other things, the Minimum Condition is satisfied. Merger Sub will pay Coley the Offer Price for each share acquired upon exercise of the Top-Up Option.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Coley has also entered into an amendment to its Rights Agreement, dated as of October 5, 2007 (the “Rights Agreement”), between Coley and Computershare Trust Company, N.A., to ensure that the provisions of the Rights Agreement shall be inapplicable to the Merger, the Merger Agreement and the transactions contemplated thereby. A copy of the amendment to the Rights Agreement is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

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The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Coley, Pfizer or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Coley or Pfizer or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Coley’s or Pfizer’s public disclosures.

Additional Information

This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Coley Common Stock. Merger Sub has not commenced the Offer for shares of Coley stock described in this communication.

Upon commencement of the Offer, Merger Sub will file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the Offer, Coley will file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9. Shareholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the Offer.

In connection with the proposed transactions contemplated by the definitive agreement between Pfizer and Coley, Coley and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Coley stockholders in connection with such proposed transactions. Information about Coley’s directors and executive officers is available in Coley’s proxy statement for its 2007 annual meeting of stockholders, as filed with the SEC on April 25, 2007.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements All statements included in this Current Report on Form 8-K concerning activities, events or developments that Coley expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Offer will not close because of a failure to satisfy one or more of the closing conditions and that Coley’s business will have been adversely impacted during the pendency of the Offer. Additional information on these and other risks, uncertainties and factors is included in Coley’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

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Item 8.01.	Other Events.

A copy of the press release, issued November 16, 2007, announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, a copy of a letter sent to Coley employees in connection with the announcement of the execution of the Merger Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated November 15, 2007, by and among Pfizer, Coley Acquisition Corp., and Coley Pharmaceutical Group, Inc.

4.1	Amendment No. 1, dated November 15, 2007, to the Stockholder Rights Agreement, dated as of October 5, 2007, between Coley and Computershare Trust Company, N.A.

99.1	Press Release, issued November 16, 2007, relating to the execution of the Merger Agreement by Coley Pharmaceutical Group, Inc., Pfizer, and Coley Acquisition Corp.

99.2	Letter to Employees of Coley, dated November 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLEY PHARMACEUTICAL GROUP, INC.
(Registrant)

	By:	/s/ Charles H. Abdalian, Jr.
Date: November 16, 2007	Name:	Charles H. Abdalian, Jr.
	Title:	Chief Financial Officer

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